UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2017

U.S. Rare Earth Minerals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-154912	26-2797630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 South Sixth, Panaca, Nevada	89042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-920-7507

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01 Entry into a Material Definitive Agreement

On November 1, 2017, the Board of Directors of U.S. Rare Earth Minerals, Inc. (“Company”) adopted a Resolution to empower the Executive Committee, consisting of Chairman Larry Bonafide, Secretary/Treasurer Donita R. Kendig and President Quincy Farber, to negotiate a contract with M Strata, LLC for the acquisition of nine (9) unpatented Eagle Placer Mining Claims. The Resolution further authorized said Committee to offer up to 70,500,000 shares of unregistered common stock upon reaching a final Definitive Agreement with M Strata, LLC.

On November 18, 2017, the committee concluded a final Definitive Agreement with M Strata, LLC containing the following material points:

●	M-Strata, LLC (“Seller”) agreed to forgive all of the outstanding debt owed to it by Company due to the fact that Company was unable to pay said debt. Said outstanding debt owed by Company to Seller exceeded $254,000.

●	Seller will transfer to Company the ownership and title to nine mining claims located in or near Panaca, Nevada known as Eagle 3,4,5,6,7,8 9,10, and 11 upon closing of the transaction which is scheduled prior to the end of November, 2017.

●	Company will issue to Seller or its assigns, 67,500,000 shares of unregistered common stock from the treasury of Company. Seller made no representation or warranty to Company as to the value of any of the mining claims transferred to Company. Any value assigned to the mining claims by Company, for financial reporting purposes, are based on evaluations of Company and its officers and directors only and not based on any evaluation made by Seller. Company acknowledged that Seller has advised it that Seller has not conducted any evaluations of the value of the said mining claims transferred and has also advised Company that Seller has not formed an opinion as to the value of said nine mining claims transferred. (This transaction eliminates the Company from having to pay $10,800 per month for a minimum purchase of Excelerite each month, which the Company is unable to pay.

●	Company shall issue to Seller, or its assigns, 3,000,000 shares of unregistered common stock and Seller shall agreed to cancel outstanding debt owed by Company to Seller (which Company does not have the ability to pay) and which amounts to in excess of $254,000.

On November 20, 2017, the Board of Directors voted to ratify the Agreement of November 18, 2017 as signed by the Executive Committee and Seller. The Board also instructed the Chief Financial Officer to prepare a pro-forma, unaudited Balance Sheet reflecting the financial changes resulting from the terms of the Agreement to be dated November 20, 2017 and become an Exhibit to this 8-K.

1.02 – Termination of a Material Definitive Agreement

On November 20, 2017, the Board of Directors voted to accept Seller’s letter terminating the First Amended and Restated

Mining Agreement dated December 9, 2013, thereby eliminating the Company’s requirement to purchase a minimum of $10,800 of material per month.

2.01 – Completion of Acquisition or Disposition of Assets

On November 18, 2017, the Company completed the acquisition of nine (9) Unpatented Placer Mining Claims consisting of approximately 1,000 acres in the vicinity of Panaca, Nevada. These claims contain significant deposits of Montmorillonite clay and are valued at $675,000 by the Company on the Company’s balance sheet.

5.01 – Changes in Control of Registrant

Item 5.01(a): On November 18, 2017, the Company ordered the issuance of 70,500,000 shares of its Unregistered Common Stock to AFCC, LLC (a Wyoming LLC) co-managed by Robert T. Yarbray and Henry Casden as consideration for acquisition described in paragraph 2.01 above.. AFCC, LLC controls approximately 67% of the Company's outstanding shares.

9.01 – Financial Statements and Exhibits

Item 9.01(b): Any acquisition or disposition transaction reportable under Item 2.01

Attached as Exhibit “A” is the Company’s pro-forma (un-audited) Balance Sheet dated November 20, 2017 reflecting the financial changes incurred pursuant to 2.01 above.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTH MINERALS, INC. (Registrant)

Dated: November 22, 2017	By:	/s/ D. Quincy Farber
D. Quincy Farber President and Director

November 22, 2017	By:	/s/ Donita Kendig
Donita Kendig Chief Financial Officer and Director

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